   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 2008

                                                           REGISTRATION NO. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                          SHAMIR OPTICAL INDUSTRY LTD.
             (Exact name of registrant as specified in its charter)

             ISRAEL                                            NOT APPLICABLE
(State or Other Jurisdiction of                                (IRS Employer
 Incorporation or Organization)                              Identification No.)

                                 KIBBUTZ SHAMIR
                               UPPER GALILEE 12135
                                     ISRAEL
          (Address of Principal Executive Offices, including zip code)

                      2005 GENERAL SHARE AND INCENTIVE PLAN
                            (Full Title of the Plan)

                                   SHAMIR USA
                           29800 AGOURA RD., SUITE 102
                          AGOURA HILLS, CA, 91301-2559
                     ATTENTION: MS. BEVERLY MIX, CONTROLLER
                                 (818) 889-6292
                     (Name and Address of Agent for Service)

                                   Copies to:
                              DAVID BAR-YOSEF, ADV.
                          SHAMIR OPTICAL INDUSTRY LTD.
                   KIBBUTZ SHAMIR, UPPER GALILEE 12135, ISRAEL

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer" and "smaller reporting company" in
Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [_]                                                       Accelerated Filer [_]
Non-Accelerated Filer [X] (Do not check if a smaller reporting company)   Smaller reporting company [_]

                         CALCULATION OF REGISTRATION FEE

                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
  TITLE OF SECURITIES    AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
    TO BE REGISTERED      REGISTERED        SECURITY                PRICE           REGISTRATION FEE
----------------------- --------------- -------------------- --------------------- --------------------

 Ordinary Shares, par
  value NIS 0.01 per
        share              280,000(1)      U.S. $6.5912(2)     U.S. $1,845,536(2)      U.S. $73.00

(1) This registration statement on Form S-8 (this "REGISTRATION STATEMENT")
covers an aggregate of 280,000 Ordinary Shares, par value NIS 0.01 per share
(the "SHARES") of Shamir Optical Industry Ltd. (the "REGISTRANT") available for issuance under the 2005 General Share and Incentive Plan (the "2005 PLAN").
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the
"SECURITIES ACT"), this Registration Statement shall also cover any additional
Shares that become issuable under the 2005 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Shares.

(2) Represents shares issuable upon the exercise of options which may hereafter be granted under the Plan. Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(c) and 457(h), the aggregate offering price and the fee have been computed upon the basis of the average of the high and low prices per share of the Registrant's ordinary shares as reported on the Nasdaq Global Market on September 5, 2008.

                                EXPLANATORY NOTE

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8
(SEC File No. 333-137628) of the Registrant is effective (the "REGISTRANT'S
REGISTRATION STATEMENT"). The information contained in the Registrant's
Registration Statement is hereby incorporated by reference pursuant to General
Instruction E, except for Items 3 and 8 of the Registrant's Registration
Statement, which are being updated by this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and
Exchange Commission (the "COMMISSION") by the Registrant, are incorporated herein by reference into this Registration Statement:

(a)  The Registrant's Annual Report on Form 20-F for the fiscal year ended
     December 31, 2007, filed with the Commission on June 26, 2008;

(b)  The Registrant's Reports on Form 6-K furnished by the Registrant to the
     Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange
     Act of 1934, as amended (the "EXCHANGE ACT") on the following dates:
     January 10, 2008, January 14, 2008, February 27, 2008, March 6, 2008 (two),
     May 20, 2008, May 28, 2008, June 26, 2008, July 1, 2008, and August 21,
     2008; and

(c)  The section entitled "Description of Registrant's Securities to be
     Registered" contained in the Registrant's Registration Statement on Form
     8-A, filed with the Commission pursuant to Section 12(g) of the Exchange
     Act on March 8, 2005.

     In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

     See  attached Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Upper Galilee, Israel on the 10th day of September, 2008.

                                           SHAMIR OPTICAL INDUSTRY LTD.

                                           By: /s/ Eyal Hayardeny
                                           ----------------------
                                           Eyal Hayardeny
                                           President and Chief Executive Officer

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Shamir
Optical Industry Ltd. has signed this Registration Statement on this 10th day of
September, 2008.

                                           SHAMIR USA

                                           By: /s/ Eyal Hayardeny
                                           ----------------------
                                           Eyal Hayardeny
                                           Authorized Signatory

                                POWER OF ATTORNEY

     We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint David Bar-Yosef and Yagen Moshe, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

     Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities indicated
as of the 10th day of September, 2008.

SIGNATURE                        TITLE

/s/ Eyal Hayardeny              President, Chief Executive Officer
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Eyal Hayardeny

/s/ Yagen Moshe                 Chief Financial Officer
-------------------
Yagen Moshe

/s/ Uzi Tzur                    Director and Chairman of the Board
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Uzi Tzur

/s/ Giora Ben-Ze'ev             Director
-------------------
Giora Ben-Ze'ev

/s/ Efrat Cohen                 Director
-------------------
Efrat Cohen

/s/ Ami Samuels                 Director
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Ami Samuels

/s/ Ze'ev Feldman               Director
-------------------
Ze'ev Feldman

/s/ Joseph Tzur                 Director
-------------------
Joseph Tzur

/s/ Guy Vaadia                  Director
-------------------
Guy Vaadia

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF DOCUMENT

3.1            Articles of Association of the Registrant, as amended (incorporated by reference to
               Exhibit 3.1 to our registration statement on Form S-8 (File No. 333-137628), filed with the SEC on September 28, 2006)

4.1            Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-8 (File No. 333-137628), filed with the SEC on
               September 28, 2006).

5.1*           Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. as to the legality of the securities being registered.

23.1*          Consent of Ernst & Young, as independent registered public accounting firm of the
               Registrant.

23.2*          Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. (included in Exhibit
               5.1).

24.1*          Power of Attorney (included on the signature page of this Registration Statement).

99.1*          2005 General Share and Incentive Plan, as amended.

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* Filed herewith.